                                                                  Exhibit 10.40


                                    HYBRIDON

                                345 Vassar Street
                               Cambridge, MA 02139
                            Facsimile: (617) 679-5592


To: Holders of Certain Hybridon Warrants and Shares of Series B Convertible Preferred Stock ("Series B Shares")

Ladies and Gentlemen:

         In recent discussions, we explored with you your interest in participating in Hybridon, Inc.'s "early exercise" program intended to encourage holders of certain warrants and holders of Series B Shares, in the near term, to exercise their warrants to purchase, or convert their Series B Shares into, shares of Hybridon common stock.

EARLY EXERCISE PROGRAM

         To assist us in this effort, we have engaged the investment banking firm of Adams, Harkness & Hill. Based on their recommendations and our discussions with you, we have decided to offer the holders of various warrants and Series B Shares:

     - a lower exercise price on their warrants in consideration for their exercising such warrants in the near term, either by paying the lower exercise price in cash or by engaging in a "cashless" exercise involving the cancellation of warrant shares; and

     - a lower conversion price on their Series B Shares in consideration for their converting such shares of Series B Convertible Preferred Stock in the near term into our Common Stock.

--------------------------------------------------------------------------------

THE SECURITIES OFFERED HEREBY PURSUANT TO REGULATION S UNDER THE SECURITIES ACT OF 1933, AS AMENDED, HAVE NOT BEEN REGISTERED UNDER SUCH ACT AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE UNITED STATES OR TO A U.S. PERSON UNLESS AND UNTIL SUCH SECURITIES ARE REGISTERED UNDER SUCH ACT OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT IS AVAILABLE. HEDGING TRANSACTIONS INVOLVING THE SECURITIES OFFERED HEREBY MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED.

     The purpose of the program would be to simplify our capital structure and to reduce the number of outstanding securities which are exercisable for or convertible into shares of our common stock. We believe that by simplifying our capital structure and reducing the number of outstanding securities, we can reduce the downward pressure on our stock price resulting from our having a large number of "common share equivalents and related securities" (i.e. securities which represent rights to acquire shares of common stock) outstanding. In addition, conversion of our Series B Shares will reduce our interest expense.

IMPLEMENTING THE PROGRAM

     Beginning on July 5, 2001, the Company will from time to time offer warrant holders:

     - the opportunity to immediately exercise their warrants for the purchase of the shares covered by such warrants at a reduced exercise price agreed to by us and the warrantholder by paying the exercise price for such shares in cash;

     - or the opportunity to immediately convert (without the payment of any cash exercise price) their warrants into a specified number of shares of common stock based on an exchange ratio agreed to by us and the warrantholder in a "cashless" transaction, which number of shares would reflect (a) reduced exercise price, and (b) the effective payment of the exercise price of the warrants through the acceptance of a reduced number of shares of common stock.

     Similarly, beginning on July 5, 2001, the Company will offer holders of its Series B Shares the right to convert such shares into common stock at a lower conversion price than that set forth in the Certificate of Designation governing the terms of Series B Shares.

     The Company will decide whether or not to make offers on any given date at its own discretion. It may suspend the program with respect to the warrants or the Series B Shares, or both, when it determines in its own discretion that a sufficient number of warrants have been exercised or Series B Shares converted to accomplish the purposes of the program.

METHOD OF DETERMINING EARLY EXERCISE ADJUSTMENTS

     The valuation methodology used to arrive at the early exercise conversion/ strike price or exchange ratio is summarized in the presentation materials of Adams, Harkness & Hill attached hereto. The basic premise is that the conversion/strike price or exchange ratio as set forth in the original instrument is adjusted to give effect to the economic value of the instrument if exercised in the near term rather than held until the expiration date set forth in the instrument. Hence, there is no gain or loss in value to Hybridon or the holder of the warrant or Series B Shares upon participation in the early exercise program. But, see "Accounting Considerations" for a discussion of a likely non-cash charge to income resulting from the program.

     Warrants:

     The market value of warrants is calculated by formulae which take into account several variables including prevailing discount rates, the volatility of Hybridon's common stock, the exercise period remaining, the strike price as written and the market value of the Company's common stock at the time of exercise. To the extent that these variables may fluctuate on a daily basis, it follows that the market value of the warrants may also fluctuate from day to day.

     If we were to make offers under the "early exercise" program as of the Letter's date, we would expect to offer the following:

                                                      Exchange Ratio for Early
                      Reduced Exercise Price          Conversion of Warrants in
Warrant Type          for Early Cash Exercise         Cashless Transaction

$0.60 Warrants         $0.44  per share               0.6563 shares for each warrant share

$0.66 Warrants         $0.44  per share               0.6563 shares for each warrant share

$1.08 Warrants         $0.38  per share               0.7031 shares for each warrant share

$2.40 Warrants         $0.56  per share               0.5625 shares for each warrant share


     HOWEVER, WE ARE NOT MAKING ANY OFFER TO YOU UNDER THE "EARLY EXERCISE" PROGRAM ON THESE TERMS. THE REDUCED EXERCISE PRICE AND THE EXCHANGE RATIO THAT WE PLAN TO OFFER UNDER OUR "EARLY EXERCISE" PROGRAM WILL BE SUBJECT TO CHANGE AND WILL NOT BE FINAL WITH RESPECT TO A WARRANTHOLDER UNTIL AGREED UPON BY US AND THE WARRANTHOLDER IN THE MANNER DESCRIBED UNDER "PARTICIPATION PROCEDURES" BELOW.

     Series B Preferred:

     The method for determining an appropriate adjustment in the conversion price for Series B Shares is determined by a formula which is not sensitive to the market value of the Company's common stock because it is more based upon the stated dividend which accrues on the Series B Shares and the time value of money if those shares are converted sooner than later. The Series B Shares have a preference as to the payment of dividends and distributions in liquidation once shares of the Company's Series A Convertible Preferred Stock and its Common Stock. Accordingly, the Company will offer rights to holders of Series B shares to convert their Series B Shares into shares of Common Stock at a conversion price of forty cents ($.40) in lieu of the conversion price of fifty cents ($.50) stated in the Certificate of Designation establishing the class of Series B Convertible Preferred Stock.

LOCK-UP AGREEMENTS

     As a condition of participating in the early exercise program, the warrant holder or holder of Series B shares, as the case may be, will be required to execute a "lock-up Agreement in the form attached hereto by which he or it will agree to refrain from making public re-sales of the shares of common stock received upon exercise or exchange of his or its warrant or conversion of his or its Series B Shares except that one-third of such shares may be sold upon expiration of five months from his or its acceptance date, two-thirds may be sold upon the expiration of six months and all of such shares may be sold upon the expiration of 7 months.

ADAMS HARKNESS & HILL AND OTHER COMPENSATION

     Adams Harkness & Hill was retained by the Company in May 2001 to provide financial advisory services. For these services, it is to receive a retainer of $200,000 of which $100,000 may be credited against amounts owing in connection with particular projects during the retainer period. Specific to the early exercise program, Adams Harkness & Hill will be paid a fee for advising us as to the terms and the timing of our offers under the "early exercise" program and rendering to our Board of Directors its opinion that the "early exercise" program is fair, from a financial point of view, to the holders of the company's Common Stock. In addition, in its capacity as an advisor, Adams Harkness & Hill has contacted and will contact holders of warrants and Series B Shares regarding the "early exercise" program.

     In addition, we will reimburse Adams Harkness & Hill for its reasonable out-of-pocket expenses, including attorneys' fees, and have agreed to indemnify Adams Harkness & Hill against certain liabilities and expenses in connection with the "early exercise" program.

     We have also retained Pillar Investments Limited, an entity with which two of our directors, Youssef El-Zein and Nasser Menhall, are affiliated, to provide advisory services in connection with the "early exercise" program. We have agreed to pay Pillar a fee to reimburse Pillar for its reasonable out-of-pocket expenses, including attorneys' fees and to indemnify Pillar against certain liabilities and expenses in connection with the "early exercise" program.

     PLEASE NOTE THAT ADAMS HARKNESS & HILL'S OPINION WILL BE PROVIDED TO OUR BOARD OF DIRECTORS ONLY. THE OPINION IS DIRECTED ONLY TO THE FAIRNESS OF THE "EARLY EXERCISE" PROGRAM FROM A FINANCIAL POINT OF VIEW TO THE COMPANY (AND NOT TO THE ADDRESSEES OF THIS OFFER) AND DOES NOT CONSTITUTE A RECOMMENDATION AS TO WHETHER OR NOT YOU SHOULD PARTICIPATE IN THE "EARLY EXERCISE" PROGRAM.

     All expenses incident to the "early exercise" program will be borne by us, including:

     - any registration and filing fees (including, without limitation, fees and expenses of compliance with state securities or Blue Sky laws);

     - printing expenses (including, without limitation, expenses of printing certificates for the shares of common stock in a form eligible for deposit with The Depository Trust Company;

     - fees and disbursements of our counsel, fees and disbursements of independent certified public accountants;

     - our internal expenses (including all salaries and expenses of our officers and employees, performing legal or accounting duties; and

     - fees and expenses incurred in connection with the listing of the shares of common stock on a securities exchange.

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Page 6


     We will pay all transfer taxes, if any, applicable to the exercise of warrants or conversion of shares of Series B Convertible Preferred Stock under the "early exercise" program. If, however, a transfer tax is imposed for any reason other than the exercise of warrants or conversion of shares of Series B Convertible Preferred Stock under the "early exercise" program, such a transfer by a warrantholder of the shares of common stock issuable upon conversion of warrants, then the amount of such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the holder. If satisfactory evidence of payment of such taxes or exemption is not submitted at the time of exercise or conversion, the amount of such transfer taxes will be billed directly to such holder.

INFORMATION ABOUT HYBRIDON

     We are enclosing a copy of our annual report on Form 10-K for the year ended December 31, 2000, our quarterly report on Form 10-Q for the period ended March 31, 2001, and our periodic reports on Form 8-K dated May 10, 2001, May 29, 2001, June 8, 2001 and June 11, 2001 and the proxy statement relating to our June 28, 2001 annual stockholder's meeting. Any information in any documents we file later with the SEC will automatically update and supersede information included in or incorporated by reference in this document. We incorporate by reference in this document any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended.

     We will provide a copy of any document filed with the SEC, at no cost, to any person who receives this document. To request a copy, you should write or telephone us as instructed at the end of the Acceptance and Lock-Up Agreement. In addition, our SEC filings are available from the SEC's internet site at http://www.sec.gov.

PRO FORMA EFFECT OF EARLY EXERCISE PROGRAM

     The following table shows the pro forma effect on the company's capitalization of the early exercise program assuming that the holders of all of the warrants and Series B Shares accept the offer. Also reflected in the table is the effect of an offer, not reflected in this Offer Letter, which the company contemplates making to the holders of its 8% Notes, again, assuming that all of such holders accept the offer.

                                      ORIGINAL
                             ----------------------------
 CATEGORY OF SHARES          STRIKE             BEFORE                AFTER
(COMMON STOCK EQUIV)          PRICE          TRANSACTIONS         TRANSACTIONS
--------------------         ------          ------------         ------------
8% Notes                      $0.60            1,200,117                     0
$3M Loan                      $2.40            1,250,000             1,250,000
Series A                      23.53           14,891,106            14,891,106
Preferred
conv ratio=>
Series B Preferred            $0.50           15,294,400                     0
Common                           --           18,698,259            45,661,998
$0.60 Warrants                $0.60            2,750,000                     0
$0.66 Warrants                $0.66              679,047                     0
$1.08 Warrants                $1.08            1,500,000                     0
$2.40 Warrants                $2.40            4,987,811                     0
$3.00 Warrants                $3.00              173,333               173,333
$4.25 Warrants                $4.25            3,591,193             3,591,193
                              -----           ----------            ----------
Total                                         65,015,266            65,567,630
                                              ==========            ==========

INTEREST OF DIRECTORS AND OTHERS

     The Directors of the Company and persons or entities whose ownership of is attributed to the Directors own warrants and Series B Shares which are the subject of this offer. The table set forth below shows as to the Company's directors ( after giving effect to warrants and Series B Shares whose ownership is attributed to them) the number of shares of common stock which they would be entitled to if they were to convert their Series B Shares or exercise their warrants. Ownership of all warrants having an exercise price of $2.40 or less are combined.

                                                                             total
                                                          Series B          warrants
                                                         PREFERRED          <= $2.40
                                                         ---------          --------
Exercise Price                                             $0.50

DIRECTORS - DIRECT & BENEFICIAL OWNERSHIP

Keith Hartley - direct ownership                                   0         138,570
Beneficial ownership:                                                              0
Founders Financial Group L.P. (a)                                  0       2,010,012
                                                             -------       ---------
Keith Hartley - beneficial ownership (d)                           0       2,148,582
                                                             -------       ---------
                                                                                   0
Art Berry - direct ownership                                 443,000               0
Beneficial ownership:                                                              0
   Delaware (a)                                                    0         661,046
   ICI (a)                                                         0         253,620
   Zeneca (a)                                                      0         169,794
                                                             -------       ---------
Art Berry - beneficial ownership                             443,000       1,084,460
                                                             -------       ---------
                                                                                   0
Youssef El Zein - direct ownership                           753,400         438,499
    Kincroft Ltd. (controlled by YEZ)                                        309,749
                                                             -------       ---------
    subtotal direct YEZ                                      753,400         748,248
Beneficial ownership: (none)(e)
                                                             -------       ---------
Youssef El Zein - beneficial ownership(e)                    753,400         748,248
                                                             -------       ---------
                                                                                   0
Nasser Menhall - direct ownership                             32,000         136,029
Beneficial ownership: (none)(e)                                                    0
                                                             -------       ---------
Nasser Menhall - beneficial ownership(e)                      32,000         136,029
                                                             -------       ---------
                                                                                   0
Paul Zamecnik - direct ownership                             208,200         230,793
recently issued shares                                                             0
                                                             -------       ---------
subtotal direct PCZ                                          208,200         230,793
shares held by children                                                            0
                                                             -------       ---------
Paul Zamecnik - beneficial ownership                         208,200         230,793
                                                             -------       ---------
                                                                                   0
James Wyngaarden - direct ownership                                0          27,737
shares held by children                                                            0
                                                             -------       ---------
James Wyngaarden - beneficial ownership                            0          27,737
                                                             -------       ---------

                                                                                  total
                                                                Series B         warrants
                                                               Preferred         <= $2.40
                                                               ---------         --------
Exercise Price                                                   $0.50

   Sudhir Agrawal - direct ownership                                                    0
   Beneficial ownership: (none)                                                         0
                                                              ----------------------------
   Sudhir Agrawal - beneficial ownership                             0                  0
                                                              ----------------------------
                                                                                        0
   Camille Chebeir (in street name) - direct ownership                                  0
   Affiliate ownership:                                                                 0
   Global Investments.                                                             55,872
   Bin Mahfouz Cos.: Intercity Holdings and HTI                                         0
       Investments                                                   0            375,000
                                                                                        0
                                                              ----------------------------
   Camille Chebeir & affiliate ownership                             0             430,872
                                                              ----------------------------

(a) Assumes that the remaining $3,000,000 Founders/Pecks loan is repaid in cash.

(b)  Excludes shares held in street name unless the director has informed
     Hybridon.

(c)  Includes all stock options.

(d)  Excludes shares held by Forest Funds, Hal Purkey, Steven DeVoe and Eric
     Grant.

(e)  Excludes shares held by other Pillar contacts.

TAX CONSEQUENCES

     The Company will implement the early exercise program as a recapitalization meeting the requirements of section 368(a)(1)(E) of the Internal Revenue Code for a tax-free reorganization. Transactions under the early exercise program will not result in any tax consequences to the Company.

     In the case of U.S. taxpayers, (a) acceptance of the early exercise offer, framed as a reduction in the strike price of a warrant or conversion price of preferred stock and the involves the payment of such price to the Company, should not result in recognition of gain, whereas (b) acceptance of an offer involving purely the exchange of common stock for the warrant (a "cashless" transaction where in effect the warrant holder "pays" the strike price with common shares issued upon exercise rather than cash) may require a recognition of gain equal to the excess of the fair market value of the common shares used to pay the adjusted strike price over the tax basis of such common shares. We advise you to seek the opinion of a tax advisor regarding the tax effect to you.

SECURITIES LAWS

     This offer would be deemed under the Securities Act of 1933, as amended, to encompass an offer to exchange a new security for the presently held. The offer and sale of securities involved in early exercise transactions will not be registered under Section 5 of the Securities Act of 1933 in reliance upon, among other things, the provisions of Regulation S having to do with securities transactions deemed to be "off-shore" and the provisions of Regulation D in the case of transactions not off-shore. Offers and sales will be made only to persons or entities which are deemed to be "off-shore" as that term is defined in Regulation S or are "accredited investors" as the term is defined in Regulation D.

     The new securities consisting of this offer and the shares of common stock which the Company will issue to those accepting this offer may not be sold, pledged, transferred, hypothecated or otherwise transferred unless the same have been registered under the Securities Act of 1933 or an exemption from such registration requirements is available.

REGISTRATION RIGHTS

     Under US securities laws persons holding restricted shares (i.e. shares which were not obtained in a public offering) for a period of at least one year may sell them into the public market by meeting certain volume and other requirements set forth in Rule 144 promulgated by the SEC. Such persons who have held their shares for 2 years or more and who have not been affiliates of the Company with the preceding 3 months may sell their shares into the public market without any restrictions.

     In determining their holding period for purposes of Rule 144, persons converting their preferred shares into common stock will be able to add to
(tack) such common shares the period during which they have held their preferred shares. Persons accepting common shares in exchange for their warrants in a so-called cashless transaction (i.e. without the payment of any exercise or purchase price) may also tack to such common shares the period of time during which they held the warrants.

     Persons exercising their warrants and purchasing common shares would begin a new holding period for purposes of Rule 144 transactions.

     Affiliates of the Company (meaning any person "controlling, controlled by or under common control with Hybridon) are not, regardless of holding period, eligible to sell restricted securities in Rule 144(k) transactions.

     Given the foregoing, the Company will enter into agreements to register the re-sale of shares of its common stock which are obtained by persons accepting this offer and making an early exercise to the extent such persons either (a) are affiliates, or (b) elect to make an early exercise by purchasing common shares upon exercise of their warrants. The form of such registration agreement is attached.

ACCOUNTING AND OTHER CONSIDERATIONS

     With respect to the conversion of the Series B Convertible Preferred Stock, we will recognize on our income statement a non-cash charge equal to the product of (a) the number of additional shares of common stock issued upon conversion of the Series B Convertible Preferred Stock due to the reduced conversion price, and (b) the market price of our Common Stock on the date of conversion. For example, if all of the Series B Convertible Preferred Stock was converted at a conversion price of $0.40 per share on a date when the market price of our Common Stock was $1.22, we would recognize a one-time charge of approximately $4.66M.

     Given that the value assigned to the various warrants will be established using a weighted average closing price, any difference between the value assigned to these securities and the market price of the securities at the time the offer is accepted, will have either a positive or negative accounting impact, depending on the market price of the stock.

     Implementation of the early exercise program might result in the Company's foregoing the amount of cash proceeds which it would have received if the conversion price of Series B Shares was not lowered, the warrant strike prices were not changed and if cashless exercises were not permitted. The amount of cash proceeds so foregone is material although estimating the amount would involved predications of future market prices for the Company's common stock as well as the behavior of the warrant holders and holders of Series B Shares. The Company's Board of Directors has judged the benefits of the early exercise program to outweigh this potential loss.

PARTICIPATION PROCEDURES

     If you are interested in participating in the "early exercise" program, please contact us at 1-800-223-3771, ext. 5575, to determine whether we are making offers under the "early exercise" program on that day and the terms we are offering on that day.

     If we are not making offers on the day you contact us or have terminated the "early exercise program, we will advise you.

     If we are making offers with respect to warrants on the day you contact us, we will advise you as to the reduced exercise price and the exchange ratio we are offering that day with respect to the warrants. If we reach agreement with you as to the terms of your participation in the "early exercise" program, then the exercise of warrants or conversion of Series B Convertible Preferred Stock on the agreed-upon terms can be consummated.

     Warrants

     In order to consummate your "early exercise" of warrants, you must complete the enclosed Acceptance and Lock-Up Agreement, specifying the number of shares you are purchasing and the manner of exercise, and sign and date it and fax it to us before 5:00 p.m. (Boston time) on the day on which we and you have agreed upon the terms of your "early exercise". Your execution and delivery of the Acceptance and Lock-Up Agreement will give rise to a binding obligation on your part to consummate the warrant exercise. You must, as soon as practical thereafter, send us your original warrant certificate for cancellation, as well a payment of the exercise price of the warrant unless you have chosen to exercise the warrant in a "cashless" transaction. Upon receipt from you of all of the necessary documentation and funds from you, if applicable, we will advise our transfer agent to issue to you a certificate for the appropriate number of shares of Common Stock in accordance with your instructions in the Acceptance and Lock-Up Agreement.

     Series B Convertible Preferred Stock

     In order to consummate your "early exercise" of Series B Convertible Preferred Stock, you must complete the enclosed Acceptance Agreement, specifying the number of shares of Series B Shares to be converted, and sign and date it and fax it to us. Our receipt of your Acceptance and Lock-Up Agreement will give rise to a binding obligation on your part to consummate the share conversion, and from and after the date of receipt (the "Conversion Date"), your shares of Series B Convertible Preferred Stock will be deemed to have been converted and you will have no further rights with respect to your shares of Series B Convertible Preferred Stock other than the right to receive the shares of common stock to which you are entitled. You must, as soon as practical thereafter, send us your original Series B stock certificate for cancellation. Upon receipt from you of all of the necessary documentation, we will advise our transfer agent to issue to you a certificate for the appropriate number of shares of common stock in accordance with your instructions in the Acceptance and Lock-Up Agreement, along with a new certificate for any shares of Series B Convertible Preferred Stock you have not converted. Accrued, but unpaid dividends through the Conversion Date will be paid in additional Series B Shares.

     ENCLOSURES

     This booklet consists of:

     (a)  This overview document;

     (b)  A copy of the Adams, Harkness and Hill summary presentation;

     (c) An Acceptance and Lock-Up Agreement to be signed by those who wish to participate in the "early exercise" program;

     (d)  A copy of our most recent SEC filings; and

     (e)  Form of Registration Rights Agreement.



                                                Very truly yours,

                                                Hybridon, Inc.

                                                By Robert Andersen
                                                Chief Financial Officer

                        ACCEPTANCE AND LOCK-UP AGREEMENT
                     RELATING TO THE EARLY EXERCISE PROGRAM
                         OF HYBRIDON, INC. ("HYBRIDON")


Hybridon, Inc., a Delaware corporation ("Hybridon"), has offered (the "Offer"), certain rights enabling (a) holders of shares its Series B Preferred Stock (the Series B "Shares") to convert such shares into shares of the Hybridon's common stock in the near term at a reduced conversion price and (b) holders of warrants in the near term to purchase common shares at a reduced strike price or exchange their warrants for commons shares at a similarly adjusted exchange ratio. To accept the Offer, you must complete sign and submit to Hybridon this Acceptance and Lock-Up Agreement (the "Acceptance"). The terms and conditions of the Offer are fully set forth in the Offer Letter accompanying this Acceptance.

PLEASE READ THE ENTIRE OFFER LETTER CAREFULLY. QUESTIONS AND REQUESTS FOR ASSISTANCE SHOULD BE DIRECTED TO HYBRIDON AT THE ADDRESS AND TELEPHONE NUMBER SET FORTH AT THE END OF THIS ACCEPTANCE. REQUESTS FOR ADDITIONAL COPIES OF THE OFFERING DOCUMENTS SHOULD BE DIRECTED TO HYBRIDON IN THE SAME FASHION.

YOU SHOULD NOT CONSTRUE THE CONTENTS OF THE OFFER LETTER AS LEGAL, TAX OR INVESTMENT ADVICE. YOU SHOULD SEEK YOUR OWN LEGAL, TAX AND INVESTMENT ADVICE FROM QUALIFIED PROFESSIONALS PRIOR TO MAKING A DECISION TO INVEST

                                LOCK-UP AGREEMENT

In consideration for the right to participate in the "early exercise" program and for other good and valuable consideration, receipt of which is hereby acknolwedged, the undersigned agrees that without the prior written consent of the Company, the undersigned will not directly or indirectly offer, sell, offer to sell, sell short, contract to sell or otherwise dispose of (a "disposition") any of the shares (the "Shares) of Common Stock the undersigned receives upon exercise or exchange of warrants or conversion of Preferred Stock, except that the undersigned may sell (i) one-third of the Shares upon the expiration of five months from the undersigned's acceptance date (the "Acceptance Date"), (ii) two-thirds of the Shares upon the expiration of six months from the Acceptance Date and (iii) all of the Shares upon the expiration of seven months from the Acceptance Date.

The undersigned agrees that the Company may, and that the undersigned will, with respect to any Shares for which the undersigned is the record holder, cause the transfer agent for the Company to note stop transfer instructions with respect to such Shares on the transfer book and records of the Company.

     The undersigned understands that the Company will proceed with the "early exercise" program in reliance on this Lock-up Agreement.

                            OFFEREE'S REPRESENTATIONS

By accepting Hybridon's offer, you represent as follows:

INVESTMENT INTENT

You are acquiring the securities under the Offer Letter for its account and not with a view to the making of a public distribution unless such securities have been registered under the Securities Act of 19233, as amended, or pursuant to an exemption from the registration requirements of the Act.

LEGEND

You consent to the placement of the legend set forth below on any certificate or other document evidencing the shares of the Common Stock issued upon conversion of the Series B Shares or exercise of the warrants.

          THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE

          SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND WERE OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND SUCH LAWS. THE SECURITIES OFFERED HEREBY HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE U.S. SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION OR OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL. NO OFFER OR SALE OF THE SECURITIES OFFERED HEREBY MAY BE MADE IN THE UNITED STATES OR TO FOR THE ACCOUNT OR BENEFIT OF A "U.S. PERSON" (AS THAT TERM IS DEFINED IN REGULATION S OF THE SECURITIES ACT) DURING ANY APPLICABLE "DISTRIBUTION COMPLIANCE PERIOD" (AS THAT TERM IS DEFINED IN REGULATION S OF THE SECURITIES
          ACT) IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT. FURTHER, NO HEDGING TRANSACTION INVOLVING THESE SECURITIES MAY BE CONDUCTED DURING SUCH DISTRIBUTION COMPLIANCE PERIOD UNLESS IN COMPLIANCE WITH THE REGISTRATION OR EXEMPTION PROVISIONS OF THE SECURITIES ACT.

POWER AND AUTHORITY

You represent that you have full power and authority (corporate, statutory and otherwise) to execute and deliver this Acceptance and comply with the obligations attendant upon such acceptance. Such Acceptance constitutes your legal, valid and binding obligation enforceable against you in accordance with its terms.

ACCREDITED INVESTOR

You represent that you are an "accredited investor" as such term is defined in Rule 501 of Regulation D.

Generally, to be an "accredited investor," an investor who is a natural person must, at the time of his purchase, (i) have a net worth, individually or jointly with one's spouse, in excess of $1,000,000 or (ii) have had an individual income in excess of $200,000 in each of the two most recent years, or joint income with one's spouse in excess of $300,000 in each of those years and have a reasonable expectation of reaching the same income level in the current year. An organization or entity subscribing for Units may qualify as an "accredited investor" if it is (a) a bank as defined in Section 3(a)(2) of the Securities Act or a savings and loan association or other institution defined in Section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity; a broker-dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended; an insurance company as defined in Section 2(13) of the Securities Act; an investment company registered under the Investment Company Act of 1940, as amended, or a business development company as defined in Section 2(a)(48) of the Securities Act; any small business investment company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958, as amended; a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality thereof, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of ERISA, which is either a bank, savings and loan association, insurance company or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000, or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors, (b) a private business development company as defined in Section 292(a)(22) of the Investment Advisers Act of 1940, as amended, (c) an organization described in Section 503(c) of the Internal Revenue Code of 1986, as amended, a corporation, Massachusetts or similar business trust or partnership, not formed for the specific purpose of acquiring Units, with total assets in excess of $5,000,000, (d) a director or officer of the Company, (e) a trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring Units, whose purchase is directed by a sophisticated person and described in Rule 506(b)(2)(ii) of the Securities Act or (f) an entity all of the equity owners of which are accredited investors, all as defined in Regulation D.

                 SIGNATURE(S) MUST BE PROVIDED IN BOX TWO BELOW


                                     BOX ONE
--------------------------------------------------------------------------------

LIST BELOW THE WARRANTS OR SERIES B SHARES TO WHICH THIS ACCEPTANCE RELATES. IF THE SPACE PROVIDED BELOW IS INADEQUATE, THE CERTIFICATE NUMBERS AND SHARE AMOUNTS SHOULD BE LISTED ON A SEPARATE SIGNED SCHEDULE AFFIXED HERETO.

--------------------------------------------------------------------------------
     1                          2                  3                    4

NAME(S) AND                CERTIFICATE          EXERCISE/            CASHLESS
ADDRESS(ES) OF             NUMBER(S)          CONVERSION OF        CONVERSION OF
REGISTERED HOLDER(S)                         TOTAL POSITION          WARRANTS
                                                (YES/NO)1            (YES/NO)2

$0.60 Warrants             ___________       _____________         _____________

$0.66 Warrants             ___________       _____________         _____________

$1.08 Warrants             ___________       _____________         _____________

$2.40 Warrants             ___________       _____________         _____________

Series B Shares            ___________       _____________

--------------------------------------------------------------------------------

NOTES:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


---------
1 IF A PARTIAL EXERCISE OF WARRANT IS INTENDED, PLEASE STATE THE NUMBER OF
  WARRANTS YOU INTEND TO EXERCISE IN THE NOTES SECTION. IF A PARTIAL EXERCISE OF SERIES B SHARERS IS INTENDED, PLEASE STATE THE NUMBER OF SERIES B SHARES TO BE CONVERTED IN THE NOTES SECTION.

2 UNLESS OTHERWISE INDICATED, THE WARRANTHOLDER WILL BE DEEMED TO HAVE ACCEPTED
  ANY PARTIAL EXERCISE AS A CASHLESS EXERCISE.

--------------------------------------------------------------------------------
                                     BOX TWO
--------------------------------------------------------------------------------

                              ACCEPTANCE OF OFFER

                                PLEASE SIGN HERE



I have read the Offering documents, and hereby accept the Offer described therein, and further agree to be bound by the foregoing.



_________________________________________________________________
Signature(s) of Registered Stockholder(s) or Authorized Signatory


_________________________________________________________________
Type or Print Name

Dated: ___________ _______, 2001

Area Code and Telephone No(s): _________________________________________________


Must be signed by the registered Warrant or Series B Holder(s) exactly as the name(s) appear(s) on the certificate representing the Shares as the case may be.

                               HYBRIDON'S ADDRESS

Please fax this signed Acceptance to Hybridon at the following address:

                                 Hybridon, Inc.
                            Attn: Robert G. Andersen
                                345 Vassar Street
                               Cambridge, MA 02139
                            Facsmile: (617) 679-5592

                          TERMS OF REGISTRATION RIGHTS

       The following are the terms (the "TERMS") of the registration rights granted to those equity securityholders (the "HOLDERS") of Hybridon, Inc., a Delaware corporation (the "COMPANY") who are party to an Acceptance and Lock-Up Agreement (the "AGREEMENT") pursuant to that certain Offer Letter from the Company dated July 29, 2001 (the "OFFER LETTER") that describes the early exercise of Preferred Stock and/or Common Stock Purchase Warrants (both as defined below). These terms are specifically referenced and incorporated into the Agreement and are a part thereof.

       1. DEFINITIONS. As used herein, the terms below shall have the following meanings. Any such term, unless the context otherwise requires, may be used in the singular or plural, depending upon the reference.

              "AFFILIATE" shall have the meaning provided in the Exchange Act and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

              "COMMON STOCK" shall mean the common stock, par value $0.001 per share, of the Company.

              "COMMON STOCK PURCHASE WARRANT" shall mean the Common Stock Purchase Warrants of the Company identified in the Offer Letter.

              "CONVERSION STOCK" shall mean the shares of Common Stock issued upon the conversion of any shares of Preferred Stock or the exercise of any Common Stock Purchase Warrant pursuant to the terms of the Offer Letter and Agreement.

              "PERSON" shall mean an individual, partnership, limited liability company, joint venture, corporation, trust or unincorporated organization or any other similar entity.

              "PREFERRED STOCK" shall mean the Series B Convertible Redeemable Preferred Stock, par value $0.01 per share, of the Company identified in the Offer Letter.

              "REGISTER," "REGISTERED," and "REGISTRATION" shall refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document by the SEC.

              "REGISTRABLE SECURITIES" shall mean (a) the Conversion Stock beneficially owned by any Holder, or (b) any Common Stock of the Company issued to a Holder as (or issuable upon the conversion or exercise of any warrant, option, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, any of the Conversion Stock beneficially owned by any Holder; provided, however, that shares of Common Stock or other securities shall only be treated as Registrable Securities if and so long as (i) they have not been sold to or through a broker or dealer or underwriter in a public distribution or otherwise pursuant to an effective Registration Statement under the Securities Act, (ii) they have not been sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(l) thereof (including any sale pursuant to Rule

144 of the Securities Act or any similar provision) so that all transfer restrictions and restrictive legends with respect thereto are removed upon the consummation of such sale, or (iii) they may not immediately be resold by the Holder pursuant to Rule 144 (without regard to subsection (k) thereof). In no event shall any securities of the Company other than Common Stock (or any successor security) constitute Registrable Securities. Common Stock issuable upon conversion or exercise of any shares of convertible securities (including the Preferred Stock), warrants, options or rights will be registered for resale only.

              The number of shares of "REGISTRABLE SECURITIES THEN OUTSTANDING" shall be determined by the number of shares of Common Stock outstanding which are, and the number of shares of Common Stock issuable pursuant to then exercisable or convertible securities which are, Registrable Securities. The number of shares of Registrable Securities owned by any Holder shall be deemed to include the number of shares of Common Stock issuable pursuant to equity securities convertible into, or exercisable for, convertible securities (regardless of whether such securities are then convertible or exercisable, except for compensatory stock options, which shall not be deemed outstanding unless they have vested).

              "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

              "SEC" shall mean the Securities and Exchange Commission.

       2.     COMPANY OBLIGATIONS. The Company shall:

              (a) REGISTRATION REQUIREMENT. Prepare and file with the SEC on or before October 1, 2001 a registration statement to register for resale the Registrable Securities and use its best efforts to cause such registration statement to be declared effective by the SEC as promptly as practicable; and

              (b) EFFECTIVE PERIOD OF REGISTRATION STATEMENT. Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective until the first anniversary of the date such registration statement is declared effective, or, if earlier, until such time as the Holder shall have completed the distribution of all Registrable Securities covered by the registration statement, and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such effective period in accordance with the intended methods of disposition by the Holders, and cause the prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act. The Company is entitled to withdraw such registration statement at such time as it no longer is required to keep such registration statement effective under this clause (b) and following such withdrawal, the Holders shall have no further right to offer or sell any Registrable Securities pursuant to such registration statement; and

              (c) PROSPECTUS. Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them, and cause all related filings to be made with the SEC as required by Rule 424.

              (d) PROSPECTUS DELIVERY. Promptly notify each Holder of Registrable Securities covered by the registration statement at any time when the Company becomes aware of the happening of any event as a result of which the registration statement or the prospectus included in such registration statement or any supplement to the prospectus (as then in effect) contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein (in the case of the prospectus, in light of the circumstances under which they were made) not misleading or, if for any other reason it shall be necessary during such time period to amend or supplement the registration statement or the prospectus in order to comply with the Securities Act, whereupon, in either case, each Holder shall immediately cease to use such registration statement or prospectus for any purpose and, as promptly as practicable thereafter, the Company shall prepare and file with the SEC, and furnish without charge to the appropriate Holders a supplement or amendment to such registration statement or prospectus which will correct such statement or omission or effect such compliance and such copies thereof as the Holders may reasonably request.

       3. FURNISH INFORMATION. It shall be a condition precedent to the obligations of the Company to take any action pursuant to these Terms with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder's Registrable Securities. Such information shall be used specifically for inclusion in the registration statement and the prospectus and any supplement thereto with respect to the Registrable Securities. The selling Holders shall promptly notify the Company at any time when any such Holder becomes aware that any information furnished pursuant to this SECTION 3 becomes materially incorrect.

       4. EXPENSES OF COMPANY REGISTRATION. The Company shall bear and pay all expenses incurred in connection with any registration, filing or qualification of Registrable Securities pursuant to SECTION 2, including (without limitation) all registration, filing, and qualification fees, printers and accounting fees relating or apportionable thereto, but EXCLUDING (i) underwriting discounts and commissions, if any, (ii) stock transfer taxes and
(iii) fees and expenses of separate counsel, if any, to the Holders relating to Registrable Securities.

       5. DELAY OF REGISTRATION. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of these Terms.

       6. INDEMNIFICATION. In the event any Registrable Securities are included in a registration statement under these Terms:

              (a) INDEMNIFICATION BY THE COMPANY. To the fullest extent permitted by law, the Company will indemnify and hold harmless each Holder and, if applicable, its officers, directors, stockholders, partners, owners and agents, for such Holder, and each person, if any, who controls such Holder within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act, or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (I) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, or any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act, or any state securities law; and the Company will pay to each such Holder, or controlling person, as incurred, any legal or other expenses reasonably incurred by one law firm retained by them, plus appropriate local counsel in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this SECTION 6(A) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability, or action to which any Holder, or controlling person may become subject to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, or controlling person.

              (b) INDEMNIFICATION BY SELLING HOLDER. To the fullest extent permitted by law, each selling Holder severally, but not jointly, will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, any other Holder selling securities in such registration statement and any controlling person of any other Holder against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this SECTION 6(B), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this SECTION 6(B) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided, further, that, in no event shall any indemnity under this SECTION 6(B) exceed the net after-tax proceeds from the offering actually received by such Holder.

              (c) PROCEDURES. Promptly after receipt by an indemnified party under this SECTION 6 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this SECTION 6, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel (plus appropriate local counsel), with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of any liability to the indemnified party under this SECTION 6 to the extent (and only the extent) that it is actually prejudiced thereby, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this SECTION 6.

              (d)    CONTRIBUTION. If the indemnification provided for in this
SECTION 6 from the indemnifying party is unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and the indemnified parties on the other in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or related to information supplied by, such indemnifying party or indemnified parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action; provided, however, that in no event shall the liability of any selling Holder hereunder be greater in amount than the difference between the dollar amount of the net after-tax proceeds received by such Holder upon the sale of the Registrable Securities giving rise to such contribution obligation and all amounts previously contributed by such Holder with respect to such losses, claims, damages, liabilities and expenses. The amount paid or payable to a party as a result of the losses, claims damages, liabilities and expenses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

              The parties hereto agree that it would not be just and equitable if contribution pursuant to this SECTION 6(D) were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in the immediately preceding paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

              (e) SURVIVAL. The obligations of the Company and Holders under this SECTION 6 shall survive the completion of any offering of Registrable Securities in a registration statement under these Terms, and otherwise.

       7. ASSIGNMENT OF REGISTRATION RIGHTS. Except as otherwise provided herein, the rights to cause the Company to register Registrable Securities pursuant to these Terms may not be assigned to a purchaser, assignee or transferee of the underlying Registrable Securities without the Company's written consent.

       8. AMENDMENT OF REGISTRATION RIGHTS. Any provision of these Terms may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of a majority of the outstanding shares of Registrable Securities. Any amendment or waiver effected in accordance with this SECTION 8 shall be binding upon each Holder of any Registrable Securities then outstanding, each future holder of all such Registrable Securities and the Company.

       9. TERMINATION. The rights provided in these Terms shall terminate on the first year anniversary of the date the registration statement filed pursuant to SECTION 2(a) is declared effective by the SEC.

       10. RECAPITALIZATIONS, ETC. The provisions of these Terms (including any calculation of share ownership) shall apply, to the full extent set forth herein with respect to the Registrable Securities, to any and all shares of capital stock of the Company or any capital stock, partnership units or any other security evidencing ownership interests in any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) that may be issued in respect of, in exchange for, or in substitution of the Common Stock by reason of any stock dividend, split, combination, recapitalization, liquidation, reclassification, merger, consolidation or otherwise.

       11. TITLES AND SUBTITLES. The titles and subtitles used in these Terms are used for convenience only and are not to be considered in construing or interpreting these Terms.

       12. GOVERNING LAW; DISPUTE RESOLUTION. These Terms shall be construed in accordance with and governed by the laws of the State of Delaware (without giving effect to its conflicts of law principles), except with respect to matters of law concerning the internal corporate affairs of any corporate entity which is a party to or the subject of these Terms, and as to those matters the law of the jurisdiction under which the respective entity derives its powers shall govern.

              The parties hereby agree that, in order to obtain prompt and expeditious resolution of any disputes under these Terms, each claim, dispute or controversy of whatever nature, arising out of, in connection with, or in relation to the interpretation, performance or breach of these Terms, including without limitation any claim based on contract, tort or statute, or the arbitrability of any claim hereunder (an "ARBITRABLE CLAIM"), shall be settled, at the request of any party of these Terms, exclusively by final and binding arbitration conducted in Boston, Massachusetts. All such Arbitrable Claims shall be settled by three arbitrators in accordance with the Commercial Arbitration Rules then in effect of the American Arbitration Association. EACH PARTY HERETO EXPRESSLY CONSENTS TO, AND WAIVES ANY FUTURE OBJECTION TO, SUCH FORUM AND ARBITRATION RULES. Judgment upon any award may be entered by any state or federal court having jurisdiction thereof. Except as required by law (including, without limitation, the rules and regulations of the Securities and Exchange Commission and stock exchange on which the Company's securities are listed, if applicable), no party nor the arbitrator shall disclose the existence, content, or results of any arbitration hereunder without the prior written consent of all parties. Except as provided herein, the Massachusetts Arbitration Act shall govern the interpretation, enforcement and all proceedings pursuant to this SECTION 12. Adherence to this dispute resolution process shall not limit the right of the parties hereto to obtain any provisional remedy, including without limitation, injunctive or similar relief, from any court of competent jurisdiction as may be necessary to protect their respective rights and interests pending arbitration. Notwithstanding the foregoing sentence, this dispute resolution procedure is intended to be the exclusive method of resolving any Arbitrable Claims arising out of or relating to these Terms.

              The arbitration procedures shall follow the substantive law of the State of Massachusetts, including the provision of statutory law dealing with arbitration, as it may exist at the time of the demand for arbitration, insofar as said provisions are not in conflict with these Terms and specifically excepting therefrom sections of any such statute dealing with discovery and sections requiring notice of the hearing date by registered or certified mail. The arbitrators shall determine the prevailing party and shall include in their award that party's reasonable attorneys' fees and costs.

       13. NEGOTIATION OF THE TERMS. Each party hereto represents and agrees with each other that it has been represented by or had the opportunity to be represented by, independent counsel of its own choosing, and that it has had the full right and opportunity to consult with its respective attorney(s), that to the extent, if any, that it desired, it availed itself of this right and opportunity, that it or its authorized officers (as the case may be) have carefully read and fully understand these Terms in its entirety and have had it fully explained to them by such party's respective counsel, that each is fully aware of the contents thereof and its meaning, intent and legal effect, and that it or its authorized officer (as the case may be) is competent to execute the Agreement of which these Terms is a part and has executed the Agreement free from coercion, duress or undue influence. These Terms is the product of negotiations between the parties hereto represented by counsel and any rules of construction relating to interpretation against the drafter of an agreement, shall not apply to these Terms and are expressly waived.

       14. NOTICES. Any notice, request, instruction or other document to be given hereunder by any party hereto to another party hereto shall be in writing, shall be deemed to have been duly given or delivered when delivered personally or sent via facsimile (receipt confirmed, with a copy sent by reputable overnight courier), or one business day after delivery to a reputable overnight courier, postage prepaid, to the address of the party set forth in the Agreement or to such address as the party to whom notice is to be given may provide in a written notice to each of the other parties to the Agreement Terms, a copy of which written notice shall be on file with the Secretary of the Company.

       15. SEVERABILITY. If one or more provisions of these Terms are held to be unenforceable under applicable law, such provision shall be excluded from these Terms and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms to the fullest extent permitted by law.

       16. FURTHER ASSURANCES. Each of the parties shall, without further consideration, use reasonable efforts to execute and deliver such additional documents and take such other action as the other parties, or any of them may reasonably request to carry out the intent of these Terms and the transactions contemplated hereby.

       17. SUCCESSORS AND ASSIGNS. These Terms shall be binding upon and all rights hereto shall inure to the benefit of the Company, its successors and permitted assigns, and shall be binding upon and all rights hereto shall inure to the benefit of the other parties hereto and their respective heirs, successors and permitted assigns.

       18. ENTIRE AGREEMENT. These Terms embodies the entire agreement and understanding of the parties hereto in respect of the actions and transactions contemplated by these Terms. There are no restrictions, promises, inducements, representations, warranties, covenants or undertakings with regard to the registration of the Company's capital stock pursuant to the Securities Act, other than those expressly set forth or referred to in these Terms.